Exhibit 1.01

L-3 Communications Holdings, Inc.

L-3 Communications Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

L-3 Communications Holdings, Inc. and L-3 Communications Corporation (referred to collectively herein as “L-3,” the “Company,” “we,” “us,” or “our”) have prepared this Conflict Minerals Report (“CMR”) for the year ended December 31, 2015 to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The information in this CMR includes the activities of L-3 and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Based upon our analysis of the broad range of L-3’s communication and electronic systems and products, we have determined that L-3 manufactures or contracts to manufacture certain products that contain cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG”) necessary to the functionality or production of such products.

Accordingly, as required by Rule 13p-1, we conducted, in good faith, a reasonable country of origin inquiry to determine whether any of the 3TG contained in our products originated in the Democratic Republic of the Congo or Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (the “Covered Countries”) or were from recycled or scrap sources. Based on this reasonable country of origin inquiry, we had reason to believe that the 3TG contained in our products may have originated in the Covered Countries or may not be from scrap or recycled sources. We therefore exercised due diligence on the source and chain of custody of such 3TG in conformance with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance (the “OECD Guidance”) for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. After conducting such due diligence, we are unable to determine, with the greatest possible specificity, the facilities used to process the 3TG contained in our products or the country of origin of such 3TG. A description of our efforts to determine the mine or location of origin of the 3TG contained in our products is described below under “Due Diligence Measures.”

As permitted by Rule 13p-1 and the SEC’s April 29, 2014 statement relating to Rule 13p-1,1 this Report has not been subject to an independent private sector audit.

[1]	Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014

This report is available on our website at www.l-3com.com/investor-relations/corporate-governance

I.	Company and Product Overview

L-3 Communications Holdings, Inc. derives all of its operating income and cash flows from its wholly-owned subsidiary, L-3 Communications Corporation. L-3 Communications Corporation is a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, aircraft sustainment (including modifications, logistics and maintenance), simulation and training, night vision and image intensification equipment, and security and detection systems. L-3 is also a leading provider of a broad range of communication and electronic systems and products used on military and commercial platforms. Our customers include the U.S. Department of Defense and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security, foreign governments, and domestic and international commercial customers. We have three reportable segments: Electronic Systems, Aerospace Systems and Communication Systems.

The businesses in our Electronic Systems segment provide a broad range of products and services, including components, products, subsystems, systems and related services to military and commercial customers in several niche markets.

The businesses in our Aerospace Systems segment provide products and services for the global ISR market, specializing in signals intelligence and multi-intelligence platforms, as well as select Command, Control and Communications (C3) systems products for military and other U.S. Government and select foreign government intelligence, reconnaissance and surveillance applications.

The businesses in our Communication Systems segment provide network and communication systems, secure communications products, radio frequency components, satellite communication terminals, and space, microwave and telemetry products.

II.	Due Diligence Measures

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance. L-3 has a broad product portfolio and a supply chain that is global, complex and has multiple tiers. As a downstream purchaser, we rely on our direct suppliers to provide information with respect to the origin of 3TG contained in our products, including sources of 3TG that are supplied to our direct suppliers by lower tier suppliers. In almost all cases, the information relating to the 3TG contained in our products that we received as part of our due diligence process was obtained from lower tier suppliers. These sources of information may yield inaccurate or incomplete information. Due diligence measures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance, that the due diligence objectives are met.

Our due diligence process included the following:

•	Steering Committee, Work Plan and Control Systems. We have a Cross Functional Steering Committee (CFSC) which is responsible for implementing our 3TG compliance strategy at the corporate and division levels. Our CFSC includes various corporate executive level members of L-3 representing supply chain and procurement, legal, finance and accounting, information technology, quality, internal audit, and contracts. The CFSC is also supplemented by resources from L-3 divisions located on site where the sourcing of materials takes place. The CFSC has developed a phased approach for determining the sourcing of 3TG contained in our products and has created work instructions that outline the responsibilities and processes to be used to conduct due diligence on the source of 3TG contained in our products.

•	Risk Management Plan and Controls. We conduct a risk management plan that includes our 3TG compliance program and have implemented a number of controls designed to provide reasonable assurance that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also have a number of longstanding grievance mechanisms in place pursuant to which employees and suppliers can report violations of 3TG compliance strategy or provide early-warning of potential violations. These policies and procedures are outlined in our Code of Ethics available on our website at http://www.l-3com.com/code-of-ethics-and-business-conduct.

•	Supplier Engagement and Education. We notified our suppliers of our 3TG reporting requirements under Rule 13p-1 and our expectation that our suppliers would report 3TG supply-chain information to enable our compliance with the reporting requirements under Rule 13p-1. We also engaged with our suppliers to further educate them on the 3TG reporting requirements and provided training resources and answers to frequently asked questions.

•	Participation in Industry Wide Programs and Initiatives. We participate in industry-wide initiatives, including the Aerospace Industry Association’s Conflict Minerals Working Group (“AIA”), to define and create standardized procedures for supply chain mapping and identify and certify socially responsible smelters and refiners. We leveraged this industry experience and evolving “best practices” in creating our own due diligence procedures and processes. We also support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Conflict-Free Sourcing Initiative (CFSI) which was founded in 2008 by the Electronic Industry Citizenship Coalition (EICC) and The Global e-Sustainability Initiative’s (GeSI).

•	Survey of Direct Suppliers. During 2015 we surveyed direct suppliers to L-3 regarding the source of 3TG contained in our products using a questionnaire (the “L-3 Questionnaire”) that was largely based upon the template developed by the EICC and GeSI, known as the Conflict Minerals Reporting Template (the “CMRT Template”). The CMRT Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Template includes questions regarding a company’s policy with respect to 3TG sourcing, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT Template contains questions about the origin of 3TG contained in a company’s products, as well as supplier due diligence. The L-3 Questionnaire also enables us to track and consolidate supply chain responses within an electronic database tool used across all of our divisions.

•	Assessment of and Follow-up on Supplier Response. We reviewed the supplier responses using criteria developed by us to determine which responses required follow-up with our suppliers and/or suggested an increased risk that the supplier may have provided 3TG that originated in the Covered Countries. This criteria assisted us in identifying responses from suppliers that were untimely, incomplete or inconsistent with other reported data. To the extent ambiguities or inconsistencies existed, we solicited updated or more comprehensive responses from our suppliers. We also conducted additional follow-up with suppliers who had not responded to our initial requests to provide 3TG information.

III.	Due Diligence Results

We received responses from approximately 68% of the suppliers surveyed in 2015. The large majority of the supplier responses, however, did not isolate or represent with specificity which smelters or refiners in their supply chain had supplied the 3TG contained in our products. Accordingly, we were unable to validate with specificity the facilities used to process the 3TG or the country of origin of the 3TG.

The supplier responses identified 329 known smelters and refiners that were reported to be in our supply chain for the period from January 1, 2015 to December 31, 2015. Of those 329 smelters and refiners, 262 have been verified as conflict-free or in the audit process. The following table presents the number of identified smelters or refiners verified as conflict-free or in the audit process by mineral.

Identified smelters or refiners verified as conflict-free or in the audit process
Tantalum	46 of 51 (90%)
Tin	77 of 91 (85%)
Tungsten	46 of 56 (82%)
Gold	94 of 131 (72%)
Total	263 of 329 (80%)

The data on which we relied for certain statements in this CMR was obtained through our membership in the CFSI (CFSI member LCOM).

Based on the information provided by L-3’s suppliers, L-3 believes that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Annex I below.

IV.	Steps to Mitigate Future Risk That 3TG in Our Products Benefit Armed Groups

As provided in our 3TG Statement (available on our website at www.l-3com.com/suppliers/conflict-minerals), L-3 is committed to compliance with Rule 13p-1 and is dedicated to the implementation of comprehensive due diligence processes to meet its obligations. L-3 also believes in the responsible sourcing of materials and will continue its efforts to ensure a conflict-free supply chain to the extent reasonably practicable.

Consistent with our 3TG Statement, we expect to continue to take the following steps to comply with our future obligations under Rule 13p-1 and, to the extent reasonably possible, mitigate the risk that 3TG contained in our products benefit armed groups in the Covered Countries:

•	Mandate or Encourage 3TG Flow-Clauses in Supply Contracts. We intend to continue to include the L-3 Conflict Minerals Clause, which requires suppliers to provide 3TG sourcing and smelter information, as part of our standard Terms and Conditions of Purchase in new or renewed supplier contracts.

•	Engage Suppliers. We plan to continue to engage with suppliers and direct them to training resources in order to improve the response rate, completeness and accuracy of our supplier survey responses. If we identify suppliers who are sourcing 3TG from the Covered Countries, we intend to negotiate with them to mitigate the risk that such 3TG benefits armed groups and/or to establish alternative sources of 3TG that do not support such groups. If these efforts prove unsuccessful, we may, when reasonably practicable, terminate the contract or find a replacement supplier.

•	Coordinate with Industry Associations. We expect to continue to participate in industry group efforts to define and improve best practices for 3TG supply chain mapping and induce 3TG smelters and refiners to adopt socially responsible business practices. For example, we were involved in the AIA’s recent effort to encourage certain smelters and gold refiners that supply 3TG that may be used in products manufactured by the U.S. aerospace and defense industry to conduct due diligence in accordance with the OECD Guidance and become validated as a conflict-free smelter or refiner.

•	Commit Resources and Management Attention. We expect our CFSC will continue to be dedicated to implementing and executing our 3TG compliance strategy at the corporate and division levels with the assistance of resources from L-3 divisions located on site where the sourcing of materials takes place. We anticipate that we will continue to devote resources and personnel to the work of this committee and support its approach for determining the sourcing of 3TG contained in our products and the related work plan.

•	Maintain Risk Management Plan, Controls and Grievance Mechanisms We plan to refine our risk management plan and controls over time to ensure that our 3TG compliance strategy is appropriately implemented, managed and monitored. We also intend to address, as appropriate, complaints or concerns expressed through our grievance mechanisms with respect to our 3TG compliance efforts.

Forward-Looking Statements

Certain of the matters discussed in this CMR, including in particular, efforts to mitigate risks that 3TG contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CHINA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM

Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	KEMET Corp.	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	UNKNOWN
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Group	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Kennametal Inc.	UNKNOWN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	WOLFRAM Company CJSC	RUSSIAN FEDERATION

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA